UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 9, 2007 (November 9, 2007)

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49712	86-0442833
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address of principal executive offices)

(86-755) 8977-0093
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On November 9, 2007, China BAK Battery, Inc. (the “Company”) issued a press release announcing the closing of a $13.65 million private placement with certain accredited investors (the “Private Placement”). The text of the press release issued by the Company is furnished herewith as Exhibit 99.1.

Item 8.01  Other Events.

On November 6, 2007, the Company filed a Current Report on Form 8-K describing a Securities Purchase Agreement entered into by the Company on November 5, 2007 with certain accredited investors providing for the sale to such investors of an aggregate of 3,500,000 shares of the Company’s common stock for an aggregate purchase price of $13.65 million, or $3.90 per share.

The Private Placement closed on November 9, 2007. All of the 3,500,000 shares were sold. Roth Capital Partners, LLC (“Roth”) acted as the Company’s placement agent in connection with the Private Placement. As compensation for its services, Roth received a cash fee equal to $819,000, representing 6% of the gross proceeds received from the sale of the shares.

For a description of the transaction, reference is made to the Current Report on Form 8-K filed on November 6, 2007.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

By:	/s/ Xiangqian Li
Xiangqian Li
Chairman, CEO and President

Dated: November 9, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 9, 2007.